EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 13, 2004, relating to the financial statements of PharmaNet Inc. as of December 31, 2003 and for the year ended December 31, 2003, which appears in SFBC International’s Current Report on Form 8-K/A dated December 22, 2004 filed on February 8, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
July 28, 2005